Exhibit 3.25
Delaware
    The First State    Page 1
I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “KEYSTONE AUTOMOTIVE OPERATIONS OF CANADA, INC.” AS RECEIVED AND FILED IN THIS OFFICE.
THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FIFTH DAY OF MARCH, A.D. 1999, AT 1:30 O`CLOCK P.M.
CERTIFICATE OF REVIVAL, FILED THE SECOND DAY OF SEPTEMBER, A.D. 2005, AT 10:35 O`CLOCK A.M.
CERTIFICATE OF REVIVAL, FILED THE SIXTEENTH DAY OF JULY, A.D. 2009, AT 3:48 O`CLOCK P.M.
CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY- FIRST DAY OF JUNE, A.D. 2012, AT 5:33 O`CLOCK P.M.
CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY- SIXTH DAY OF AUGUST, A.D. 2014, AT 4:04 O`CLOCK P.M..

                            /s/ Jeffrey W. Bullock

3021278 8100H    Authentication: 204909178
SR# 20224073363    Date: 11-21-22
You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware
    The First State    Page 2

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-EIGHTH DAY OF MARCH, A.D. 2016, AT 8:31 O`CLOCK A.M.
AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “KEYSTONE AUTOMOTIVE OPERATIONS OF CANADA, INC.”.

                            /s/ Jeffrey W. Bullock

3021278 8100H    Authentication: 204909178
SR# 20224073363    Date: 11-21-22
You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE of DELAWARE
CERTIFICATE of INCORPORATION
A STOCK CORPORATION
●    First: The name of this Corporation is Keystone Automotive Operations of Canada,
Inc.
●    Second: Its registered office in the State of Delaware is to be located at PHS Corporate Service 1201 Market Street, Ste. 1600     Street, in the City of Wilmingon
County of New Castle     Zip Code 19801 . The registered agent in charge thereof is PHS Corporate Services, Inc.

●    Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
●    Fourth: The amount of total authorized capital stock of this corporation is
One Thousand Dollars ($1,000) divided into 100000 shares of
one cent Dollars ($ .01 ) each.
●    Fifth: The name and mailing address of the incorporator are as follows:
Name    Ann B. Cianflone
Mailing Address    44 tunkhannock Avenue
    Exeter, PA,         Zip Code 18643
●    I, The Undersigned, for the purpose of forming a corporation under the laws of the
State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this
 25th day of     March        , A.D. 19 99    .

BY:	/s/Ann B. Cianflone
(Incorporator)

NAME:	Ann B. Cianflone
(Type or Print)

CERTIFICATE
FOR RENEWAL AND REVIVAL OF CHARTER
Keystone Automotive Operations of Canada, Inc., organized under the laws of Delaware, the Certificate of Incorporation of which was filed in the Office of the Secretary of State on the 25th day of March, 1999, the charter of which was voided for non-payment of taxes now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:
1.    The name of this corporation is Keystone Automotive Operations of Canada, Inc.
2.    Its registered office in the State of Delaware is located at 1313 N. Market Street, Suite 5100, in the City of Wilmington, County of New Castle (19801). The name of its registered agent is PHS Corporate Services, Inc.
3.    This renewal and revival of the charter of the corporation is to be perpetual.
4.    This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March, 2005, at which time its charter became inoperative and void for non-payment of taxes.
5.    This certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.
IN WITNESS WHEREOF. and in compliance with the provisions of Section 312 of the Delaware General Corporation Law, as amended, providing for the renewal, extension and restoration of charters, the undersigned duly authorized director, there being no duly elected officers, has executed this certificate on this 31st day of March, 2005.
KEYSTONE AUTOMOTIVE OPERATIONS
OF CANADA, INC.

By:    /s/Patrick Judge
         Name:     Patrick Judge
    Title:     Executive Vice President & Secretary

STATE OF DELAWARE
CERTIFICATE FOR RENEWAL
AND REVIVAL OF CHARTER
The corporation organized under the laws of the State of Delaware, the charter of which was voided for non-payment of taxes and/or for failure to file a complete annual report, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:
1.    The name of the corporation is
Keystone Automotive Operations of Canada, Inc.                    .
2.    Its registered office in the State of Delaware is located at
2711 Centerville Rd., Suite 400
                 (street), City of Wilmington
Zip Code 19808     County of New Castle             the
name of its registered agent is Corporation Service Company
                                            .
3.    The date of filing of the original Certificate of Incorporation in Delaware
was March 25, 1999                                .
4.    The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February, 2009    , same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.
5.    This corporation was duly organized and carried on the business authorized by its charter until the 1st day of     March        , 2009    , at which time its charter became inoperative and void for non-payment of taxes and/or failure to file a complete annual report and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.
IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters the last and acting authorized officer hereunto set his/her hand to this certificate this 16th day of July        , 2009.

BY:	/s/ Patrick Judge
Authorized Officer

NAME:	Patrick Judge
Print or Type

STATE OF DELAWARE
CERTIFICATE OF CHANGE
OF REGISTERED AGENT AND/OR
REGISTERED OFFICE
The Board of Directors of Keystone Automotive Operations of Canada, Inc., a Delaware Corporation, on this     19th                     day of December    , A.D. 2011, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Corporation Trust Center                            1209 Orange        Street, in the City of Wilmington    ,
County of     New Castle        Zip Code    19801            .
The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is
THE CORPORATION TRUST COMPANY                            .
The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.
IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 19th    day of June    , A.D. 2012.

BY:	/s/ Sally A. Ward
Authorized Officer

NAME:	Sally A. Ward
Print or Type

TITLE:	Assistant Secretary

STATE OF DELAWARE
CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND/OR REGISTERED OFFICE
The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:
1.    The name of the corporation is
KEYSTONE AUTOMOTIVE OPERATIONS OF CANADA, INC.            .
2.    The Registered Office of the corporation in the State of Delaware is changed to
160 Greentree Drive, Suite 101
                        (street), in the City of Dover        , County of Kent         Zip Code 19904    . The name of the Registered Agent at such address upon whom process against this Corporation may be served is National Registered Agents, Inc.                                    .
3.    The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

BY:	/s/ Matthew McKay
Authorized Officer

NAME:	MATTHEW McKAY, SECRETARY
Print or Type

STATE OF DELAWARE
CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND/OR REGISTERED OFFICE
The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:
1.    The name of the corporation is
KEYSTONE AUTOMOTIVE OPERATIONS OF CANADA, INC.            .
2.    The Registered Office of the corporation in the State of Delaware is changed to 3411 Silverside Road Rodney Building #104
                        (street), in the City of Wilmington        ,
County of New Castle         Zip Code 19810    . The name of the Registered Agent at such address upon whom process against this Corporation may be served is Corporate Creations Network Inc.                                .
3.    The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation,

BY:	/s/ Jessica Morales
Authorized Officer

NAME:	Jessica Morales, Special Secretary
Print or Type